Fulbright & Jaworski L.L.P.

A Registered Limited Liability Partnership

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010-3095

www.fulbright.com

Telephone: (713) 651-5151	Facsimile: (713) 651-5246

December 22, 2009

EOG Resources, Inc.

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel to EOG Resources, Inc., a Delaware corporation (the “Corporation”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Corporation from time to time, pursuant to Rule 415 under the Securities Act of (i) preferred stock, $.01 par value (the “Preferred Stock”), in one or more series, (ii) common stock, $.01 par value (the “Common Stock”), (iii) unsecured debt securities, which may be either senior (the “Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”) (collectively, the Debt Securities”), (iv) depositary shares of the Corporation (the “Depositary Shares”), (v) contracts to purchase (or sell) shares of Common Stock (the “Common Stock Purchase Contracts”), (vi) purchase units of the Corporation, each representing ownership of a common stock purchase contract and any Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or any combination thereof (the “Common Stock Purchase Units”), (vii) warrants to purchase Senior Debt Securities (the “Senior Debt Security Warrants”), Subordinated Debt Securities (the “Subordinated Debt Security Warrants”), Preferred Stock (the “Preferred Stock Warrants”) or Common Stock (the “Common Stock Warrants”) (collectively, the “Warrants”); (viii) units of the Corporation, consisting of any combination of two or more of the Securities (as hereinafter defined) being registered pursuant to the Registration Statement (the “Units”); and (vii) Debt Securities, Preferred Stock and Common Stock that may be issued upon exercise of Warrants. The Preferred Stock and the Common Stock are collectively referred to as the “Equity Securities.” The Equity Securities, Debt Securities, Depositary Shares, Common Stock Purchase Contracts, Common Stock Purchase Units, Warrants and Units are collectively referred to herein as the “Securities.”

We also have participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and to be set forth in supplements to the Prospectus contained in the Registration Statement (each a “Prospectus Supplement”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In rendering the opinions set forth below, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the Restated Certificate of Incorporation of the Corporation, as amended; (iii) the Bylaws of the Corporation, as amended; (iv) the Indenture, dated as of May 18, 2009, between the Corporation and Wells Fargo Bank, NA, filed as an exhibit to the Registration Statement (the “Senior Indenture”); (v) the form of Subordinated Indenture under which the Subordinated Debt Securities will be issued (the “Subordinated Indenture”); and (vi) such certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate. The Senior Indenture and the Subordinated Indenture are collectively referred to herein as the “Indentures” and each, an “Indenture.”

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (v) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vi) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; (vii) any supplemental indentures relating to the Debt Securities will be duly authorized, executed and delivered by the parties thereto; (viii) each person signing the supplemental indentures will have the legal capacity and authority to do so; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Corporation and the other parties thereto; and (x) any Securities issuable upon conversion, exchange or exercise of any series of the Preferred Stock or any Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. With respect to the Equity Securities, when (i) the Corporation has taken all necessary action to approve the issuance of the Equity Securities, the terms of the offering and related matters, and (ii) the Equity Securities have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Corporation upon payment of the consideration therefore provided for therein, then the Equity Securities will be validly issued, fully paid and non-assessable.

2. With respect to the Debt Securities, when (i) the applicable Indenture and supplemental indenture, if any, relating to the Debt Securities have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Corporation has taken all necessary action to approve the issuance and terms of such Debt Securities; (iii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and supplemental indenture, if any, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Corporation; and (iv) such Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and supplemental indenture, if any, and offered, issued and sold as contemplated in the Registration Statement, upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Corporation, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

3. With respect to the Depositary Shares, when (i) the Corporation has taken all necessary action to approve the form, terms, execution and delivery of a Deposit Agreement; (ii) such Deposit Agreement has been duly executed and delivered; (iii) appropriate corporate action has been taken by the Corporation to authorize the issuance of the Preferred Stock and the deposit thereof with the Depositary pursuant to such Deposit Agreement and the issuance of the Depositary Shares representing interests therein; (iv) duly authorized and validly issued, fully paid and non-assessable shares of such Preferred Stock shall have been deposited with the Depositary in accordance with such Deposit Agreement and such corporate action and the Depositary shall have duly executed, issued and delivered Depositary Receipts with such terms evidencing such Depositary Shares against payment of the consideration therefor, all in the manner provided for in such Deposit Agreement and such corporate action; and (v) such Depositary Shares are offered, issued and sold as contemplated in the Registration Statement and the applicable definitive purchase, underwriting or similar agreement approved by the Corporation, such Depositary Shares will be validly issued, fully paid and non-assessable.

4. With respected to the Common Stock Purchase Contracts, when (i) the Corporation has taken all necessary action to authorize the form, terms, execution and delivery of a Purchase Contract Agreement; (ii) such Purchase Contract Agreement has been duly executed and delivered; (iii) appropriate corporate action has been taken by the Corporation to authorize the issuance and establish, in accordance with such Purchase Contract Agreement, the form and terms of Common Stock Purchase Contracts to be issued thereunder; (iv) such Common Stock Purchase Contracts have been duly executed, authenticated, issued and delivered in accordance with the terms of such Purchase Contract Agreement; and (v) such Common Stock Purchase Contracts are offered, issued and sold as contemplated in the Registration Statement, upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Corporation, such Common Stock Purchase Contracts will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

5. With respect to the Common Stock Purchase Units, when (i) the Corporation has taken all necessary action to authorize the form, terms, execution and delivery of a Purchase Contract Agreement; (ii) such Purchase Contract Agreement has been duly executed and delivered; (iii) appropriate corporate action has been taken by the Corporation to authorize the issuance and establish, in accordance with a Purchase Contract Agreement, the form and terms of the Common Stock Purchase Contracts and the collateral arrangements relating to the Common Stock Purchase Units; (iv) the Common Stock Purchase Contracts and the documents governing the collateral arrangements relating to such Common Stock Purchase Units have been duly executed, authenticated, issued and delivered in accordance with the terms thereof; and (v) such Common Stock Purchase Units are offered, issued and sold as contemplated in the Registration Statement, upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Corporation, such Common Stock Purchase Units will constitute valid and legally binding obligations of the Corporation.

6. With respect to the Warrants, assuming (i) the Corporation has taken all necessary action to authorize the form, terms, execution and delivery of a Warrant Agreement; (ii) such Warrant Agreement has been duly executed and delivered; (iii) the Common Stock and Preferred Stock to be issued upon exercise of the Warrants are validly issued, fully paid and nonassessable; (iv) the Debt Securities to be issued upon exercise of the Warrants will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms; and (v) such Warrants have been duly executed and authenticated in accordance with the provisions of the applicable Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, upon payment of the consideration for such Warrants as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Corporation, such Warrants will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.

7. With respect to the Units, assuming (i) the Corporation has taken all necessary action to authorize the form, terms, execution and delivery of an Unit Agreement; (ii) such Unit Agreement has been duly executed and delivered; (iii) the Common Stock, Preferred Stock and Depositary Shares, if any, that are components of any Units are validly issued, fully paid and nonassessable; (iv) the Debt Securities, Common Stock Purchase Contracts, Common Stock Purchase Units and Warrants, if any, that are components of any Units will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms; and (v) such Units have been offered, issued and sold as contemplated in the Registration Statement, upon payment of the consideration for such Units as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Corporation, such Units will constitute valid and legally binding obligations of the Corporation.

The foregoing opinions expressed herein are further subject to, and qualified by, the following assumptions, exceptions, qualifications and limitations:

a. The opinions expressed in paragraphs 2(iv), 4(v), 5(v), 6(iv), 6(v), 7(iv) and 7(v) hereof are subject to the following:

The enforceability of each of the Securities referred to in paragraphs 2(iv), 4(v), 5(v), 6(iv), 6(v), 7(iv) and 7(v) may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, conservatorship, receivership, fraudulent conveyance or transfer or similar laws (including court decisions) relating to or affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) general principles of equity, including, without limitation, requirements of good faith, fairness and reasonableness, and the possible unavailability of specific performance or injunctive relief (regardless of whether enforceability is considered in a proceeding in equity or at law), (c) the refusal of a particular court to grant (1) equitable remedies, including, without limitation, specific performance and injunctive relief, or (2) a particular remedy sought by a creditor under any document governing the terms of the applicable Security as opposed to another remedy provided for therein or another remedy available at law or in equity and (d) judicial discretion.

b. We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures or any supplemental indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

c. The foregoing opinions are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.

Fulbright & Jaworski L.L.P.

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